EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 120 to Registration Statement No. 33-572 on Form N-1A of our report dated September 17, 2009, relating to the financial statements and financial highlights of Eaton Vance Municipals Trust, including Eaton Vance Arizona Municipal Income Fund (formerly Eaton Vance Arizona Municipals Fund), Eaton Vance Colorado Municipal Income Fund (formerly Eaton Vance Colorado Municipals Fund), Eaton Vance Connecticut Municipal Income Fund (formerly Eaton Vance Connecticut Municipals Fund), Eaton Vance Michigan Municipal Income Fund (formerly Eaton Vance Michigan Municipals Fund), Eaton Vance Minnesota Municipal Income Fund (formerly Eaton Vance Minnesota Municipals Fund), Eaton Vance New Jersey Municipal Income Fund (formerly Eaton Vance New Jersey Municipals Fund), and Eaton Vance Pennsylvania Municipal Income Fund (formerly Eaton Vance Pennsylvania Municipals Fund) (the “Funds”), appearing in the Annual Report on Form N-CSR of the Funds for the year ended July 31, 2009, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts November 30, 2009